Joint Filer Information

Name:	Deerfield Private Design Fund III, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P.,

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Fractyl Health, Inc. [GUTS

Date of Event Requiring Statement:	February 1, 2024

The undersigned, Deerfield Private Design Fund III, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Fractyl Health, Inc.

Signatures:

DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact